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                                                                   EXHIBIT 10.21

                           PSYCHIATRIC SOLUTIONS, INC.

                              AMENDED AND RESTATED

                     2003 LONG-TERM EQUITY COMPENSATION PLAN

         The Amended and Restated 2003 Long-Term Equity Compensation Plan (the "Plan") of Psychiatric Solutions, Inc. (the "Company") will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Company's executive officers and certain key employees (together, the "Eligible Employees") will be eligible to participate in the Plan.

1.       Stock Option Grants.

         (a) If the Company's adjusted EPS for the current fiscal year (the "Current Year EPS") does not exceed the Company's adjusted EPS for the prior fiscal year (the "Prior Year EPS") by at least 20%, no stock options will be granted.

         (b) If the Company's Current Year EPS exceeds the Company's Prior Year EPS by not less than 20%, and not more than 30%, the Company will grant stock options to the Eligible Employees to purchase that number of shares of Common Stock which is equal to not less than 1.00%, and not more than 2.00%, of the Company's aggregate total of issued and outstanding shares of Common Stock and Series A Convertible Preferred Stock (assuming the conversion of all such shares into Common Stock) as of the grant date, the exact number to be determined in the sole discretion of the Committee.

         (c) If the Company's Current Year EPS exceeds the Company's Prior Year EPS by more than 30%, the Company will grant stock options to the Eligible Employees to purchase that number of shares of Common Stock which is equal to 2.00% of the Company's aggregate total of issued and outstanding shares of Common Stock and Series A Convertible Preferred Stock (assuming the conversion of all such shares into Common Stock) as of the grant date.

2. Allocation of Stock Options. In the event stock options are granted under the Plan, the Committee shall meet with the Company's Chief Executive Officer on or before March 31 of the following fiscal year to determine the allocation of the stock options to the Eligible Employees.

3. Vesting and Terms of Stock Options. Any stock options granted pursuant to the Plan shall be issued under the Company's Equity Incentive Plan and subject to all of the terms and conditions of the Company's Equity Incentive Plan. In addition, such stock options shall vest and become exercisable over three years, with 25% vesting on the date of grant and 25% vesting on the anniversary of the date of grant over the next three years.